UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
______________________
FORM 8-K
______________________
______________________

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 18, 2009

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

333-44467-01
(Commission File Number)

California	77-0369575
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 18, 2009, Essex Property Trust, Inc.’s operating partnership, Essex Portfolio, L.P. a California limited partnership, entered into a new revolving line of credit with the banks listed in schedule 1.1 hereto.

The maximum commitment amount of $200 million has a one-year term with 2 one-year extensions. The underlying interest rate interest rate on this line is based on a tiered rate structure tied to the Company’s corporate rate and is currently LIBOR plus 300 basis points. The credit line will be used to fund acquisitions, development and redevelopment activities as well as general working capital purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

 Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Revolving Credit Agreement dated as of December 18, 2009, by and among Essex Portfolio, L.P., and PNC Bank, National Association as Administrative Agent, PNC Bank, National Association as Sole Lead Arranger and PNC Bank, National Association as Sole Book Runner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust

/s/Michael T. Dance

Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer

Date: December 18, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1
Revolving Credit Agreement dated as of December 18, 2009, by and among Essex Portfolio, L.P., and PNC Bank, National Association as Administrative Agent, PNC Bank, National Association as Sole Lead Arranger and Sole Book Runner.